Exhibit 10.4

Execution Version

FIRST AMENDMENT
to
AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

This First Amendment to Amended and Restated Forward Purchase Agreement (“Amendment”), is entered into effective as of June 18, 2020, by and among Tortoise Acquisition Corp., a Delaware corporation (the “Company”), Tortoise Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (the “Purchaser” and collectively with the Company and the Sponsor, the “Parties” and each a “Party”).

WHEREAS, the Parties are parties to that certain Amended and Restated Forward Purchase Agreement entered into as of February 6, 2019 (the “Forward Purchase Agreement” or “FPA”);

WHEREAS, on February 27, 2019, the Company, the Sponsor, the Purchaser, Tortoise Borrower and certain other security holders named therein entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Sponsor, the Purchaser, Tortoise Borrower and such other holders named therein certain registration rights with respect to certain securities of the Company;

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Amended and Restated Forward Purchase Agreement;

WHEREAS, concurrently herewith, the Company, SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Hyliion”), are entering into that certain Business Combination Agreement and Plan of Reorganization, pursuant to which Merger Sub will, subject to the terms and conditions thereof, merge with and into Hyliion, with Hyliion surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination”);

NOW THEREFORE, for good and valuable consideration, the Parties hereby agree as follows:

1.	The Purchaser hereby gives its irrevocable written consent (in its capacity as a party to the FPA and not as a stockholder) confirming its commitment to purchase the Forward Purchase Securities and the amount of the Purchase Price, each as specified herein, as contemplated by Section 4(c)(iv) of the FPA.

2.	Section 1 of the FPA is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the terms and conditions hereof, the Purchaser hereby commits to purchase $17,500,000 (the “Purchase Price”), and the Company agrees to issue and sell to the Purchaser such amount of forward purchase units at a price per unit equal to the IPO Unit Price, consisting of Class A Shares (the “Forward Purchase Shares”) and Warrants (the “Forward Purchase Warrants”), each having the same terms as, respectively, the Public Shares and the Public Warrants offered to the public in the IPO (such Forward Purchase Shares and Forward Purchase Warrants, collectively, the “Forward Purchase Units”) or (ii) Forward Purchase Shares at a price of $9.67 per Forward Purchase Share (such Forward Purchase Shares valued at $9.67 per share, or the Forward Purchase Units, as the case may be, the “Forward Purchase Securities”). For the avoidance of doubt, the Forward Purchase Units will have the same terms as the Public Units offered to the public other than as described in Section 5 and Section 6 of this Agreement.

(b) For all purposes of this Agreement including Section 1(a) hereof, the Parties agree that the Forward Purchase Securities to be purchased by the Purchaser at the Closing shall consist of Forward Purchase Units.”

3.	Section 2(b) of the FPA is hereby deleted in its entirety and replaced with the following:

“If the Purchaser does not fund the Purchase Price for the Forward Purchase Securities as provided for herein, the Purchaser shall transfer back to the Sponsor 900,000 Founder Shares such that the Purchaser shall retain 365,625 Founder Shares. At the closing of the Business Combination Agreement, the Purchaser shall transfer back to the Sponsor 894,375 Founder Shares.”

4.	If the Business Combination Agreement shall be terminated, this Amendment shall cease to have further force and effect and the terms of the FPA shall continue to apply without amendment.

5.	The Parties agree that the Purchaser will not have any further rights or obligations under the Existing Registration Rights Agreement and instead shall have the rights and obligations specified on Annex A hereto.

6.	This Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document and shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) or similar electronic format shall be effective as delivery of a manually executed counterpart hereof.

7.	If any provision of this Amendment shall be held invalid or unenforceable by a Governmental Authority of competent jurisdiction, the remainder of this Amendment shall remain in full force and effect.

[Signature page follows.]

EXECUTED to be effective as of the date first above written.

TORTOISE ACQUISITION CORP.

By:	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer and President

TORTOISE SPONSOR LLC

By:	/s/ Ed Russell
Name:	Ed Russell
Title:	Chief Executive Officer

ATLAS POINT ENERGY INFRASTRUCTURE FUND, LLC

By:	/s/ Adam Karpf
Name:	Adam Karpf
Title:	Managing Director and Portfolio Manager

Signature Page to FPA Amendment

Annex A

Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Forward Purchase Securities and the Founder Shares (the “Registrable Securities”, and such registration statement, the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Purchaser furnishing in writing to the Company such information regarding Purchaser, the securities of the Company held by Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Annex A.

b. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this FPA, the Company shall, upon reasonable request, inform Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Purchaser, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Purchaser ceases to hold any Registrable Securities or (ii) the date all Registrable Securities held by Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) two years from the Effective Date of the Registration Statement. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(ii) advise Purchaser within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this FPA, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Purchaser of such events, provide Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to Purchaser of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Company have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable Purchaser to sell the Registrable Securities under Rule 144.

c. Notwithstanding anything to the contrary in this FPA, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Purchaser not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Purchaser agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Purchaser will deliver to the Company or, in Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Purchaser may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Purchaser not receive notices from the Company otherwise required by this Annex A; provided, however, that Purchaser may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to Purchaser and Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Purchaser’s intended use of an effective Registration Statement, Purchaser will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this provision (d)) and the related suspension period remains in effect, the Company will so notify Purchaser, within one (1) business day of Purchaser’s notification to the Company, by delivering to Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.